EXHIBIT 99.1
Contacts:
Matthew Pfeffer
VaxGen, Inc.
(650) 624-2400
VaxGen Common Stock Now Quoted on OTC Bulletin Board
Quotation satisfies closing condition to the proposed merger with Raven biotechnologies, inc.
South San Francisco, Calif. – March 14, 2008 – VaxGen, Inc. (OTC: VXGN.BB), a biopharmaceutical company, announced that its stock is now quoted on the OTC Bulletin Board. Punk, Ziegel and Company is the market maker and assisted VaxGen with the qualification process.
During 2007, the company worked closely with its auditors to address outstanding accounting issues and to bring its financial reporting current by filing forms 10-K for the years ending December 31, 2004, 2005 and 2006 and the intervening forms 10-Q for those years and the first three quarters of 2007. With the company now current, and its S-4 and resale S-1 registration statements now effective, it has been cleared for OTC quotation. The company intends to seek a listing on Nasdaq or another national exchange as soon as practicable.
“We are very pleased at the achievement of this further significant milestone on the road to listing on a recognized national exchange,” stated James P. Panek, VaxGen’s President and CEO. “In addition to the expectation of improved liquidity for investors, this quotation satisfies the closing condition to the proposed merger between VaxGen and Raven requiring that VaxGen be listed on an approved trading market.”
VaxGen’s Board of Directors has set March 28th as the date for the Special Meeting of Stockholders to vote on the proposed merger.
About VaxGen
VaxGen is a biopharmaceutical company based in South San Francisco, California. The company owns a state-of-the-art biopharmaceutical manufacturing facility with a 1,000-liter bioreactor that can be used to make cell culture or microbial biologic products. For more information, please visit the company’s web site at www.vaxgen.com.
About Raven
Raven biotechnologies, inc. is a privately held biotechnology company focused on the development of monoclonal antibody therapeutics for treating cancer. Raven’s lead product candidate, RAV12, targets adenocarcinomas and is in clinical development for the treatment of gastrointestinal and other cancers. Raven, which is based in South San Francisco, California, has identified multiple candidate therapeutic MAbs for many cancer indications including lung, colon, pancreatic, prostate, breast, brain, and ovarian cancer. Please visit www.ravenbio.com for more information about Raven biotechnologies inc.
Note: This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements include, without limitation, the expectation of improved liquidity as a result of quotation on the OTC Bulletin Board and the ability of the company to list on a national exchange. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated. Additional information concerning these and other risk factors is contained in VaxGen’s Annual Report on Form 10-K for the year ended December 31, 2006 and most recently filed Quarterly Report on Form10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this release. VaxGen and Raven undertake no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this release except as required by law.
Additional Information and Where to Find It
VaxGen has filed a registration statement on Form S-4, and a related proxy statement/prospectus, in connection with the merger with Raven biotechnologies, inc. Investors and security holders are urged to read the registration statement on Form S-4 and the related proxy statement/prospectus (including any amendments or supplements to the proxy statement/prospectus) because they contain important information about the merger transaction. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by contacting VaxGen Investor Relations at the email address: ir@vaxgen.com.
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
VaxGen, Raven and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of VaxGen in connection with the merger transaction. Information regarding the special interests of these directors and executive officers in the merger transaction is included in the proxy statement/prospectus described above. Additional information regarding the directors and executive officers of VaxGen is also included in VaxGen’s definitive proxy statement for its 2007 Annual Meeting of Stockholders which was filed with the SEC on November 21, 2007 and its Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on August 30, 2007. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at VaxGen as described above.
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